STATE FARM ASSOCIATES’ FUNDS TRUST

State Farm Growth Fund	State Farm Balanced Fund
State Farm Interim Fund	State Farm Municipal Bond Fund

July 29, 2005 Supplement to State Farm Associates’ Funds Trust Semi-Annual Report dated May 31, 2005

On page 32 of the State Farm Associates’ Funds Trust Semi-Annual Report dated May 31, 2005, footnote symbol (d) should appear next to and immediately follow 2.47% in the column Six months ended May 31, 2005 (Unaudited) and footnote (d) should appear at the bottom of the page and read as follows:

(d) Not annualized.

On page 33 of the State Farm Associates’ Funds Trust Semi-Annual Report dated May 31, 2005, footnote symbol (d) should appear next to and immediately follow 1.75%(b) in the column Six months ended May 31, 2005 (Unaudited) and footnote (d) should appear at the bottom of the page and read as follows:

(d) Not annualized.

On page 34 of the State Farm Associates’ Funds Trust Semi-Annual Report dated May 31, 2005, footnote symbol (b) should appear next to and immediately follow 1.20% in the column Six months ended May 31, 2005 (Unaudited) and footnote (b) should appear at the bottom of the page and read as follows:

(b) Not annualized.

On page 35 of the State Farm Associates’ Funds Trust Semi-Annual Report dated May 31, 2005, footnote symbol (b) should appear next to and immediately follow 2.12% in the column Six months ended May 31, 2005 (Unaudited) and footnote (b) should appear at the bottom of the page and read as follows:

(b) Not annualized.

190-4059a